UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2011

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-13908 (Commission File Number)	98-0557567 (IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia (Address of principal executive offices)	30309 (Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Compensatory Contract for Principal Executive Officer
     On April 1, 2011, Invesco Ltd. (together with its subsidiaries, as applicable, “Invesco”), entered into an amended and restated employment agreement (the “Employment Agreement”) with its President and Chief Executive Officer, Martin L. Flanagan. The Employment Agreement modifies and supersedes the prior employment agreement between Invesco and Mr. Flanagan, dated December 31, 2008, which was filed as an Exhibit to Invesco’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 27, 2009.
     The principal terms of the Employment Agreement are described below:
     Effective Date. The Employment Agreement is effective as of January 1, 2011.
     Base Salary. Mr. Flanagan’s base salary under the Employment Agreement will remain unchanged at $790,000 per year.
     Annual Cash Bonus Compensation. Mr. Flanagan will have the opportunity to receive an annual cash bonus (“Annual Cash Bonus”) that is competitive with market practices in an amount determined by the Compensation Committee of Invesco’s Board of Directors (the “Compensation Committee”) upon the achievement of certain performance criteria mutually determined by the Compensation Committee and Mr. Flanagan.
     Annual Short- and Long-Term Equity Compensation. Mr. Flanagan will have the opportunity to receive short- and long-term equity awards that are competitive with market practices upon the achievement of certain performance criteria mutually determined by the Compensation Committee and Mr. Flanagan.
     Other Benefits. Mr. Flanagan will be eligible for the retirement, deferred compensation, welfare and fringe benefits that are generally available to Invesco’s senior management based in the United States.
     Termination of Employment.
     Notice. Except in the case of death, any party wishing to terminate Mr. Flanagan’s employment with Invesco before December 31, 2025, which is the date when the Employment Agreement expires, must provide a written notice of termination to the other party.
     Effective Date of Termination. If Mr. Flanagan terminates employment for Good Reason (as defined in the Employment Agreement), his termination will be effective 30 days after the date that he gives notice. If he voluntarily terminates employment without Good Reason or if Invesco terminates his employment without Cause (as defined in the Employment Agreement), his employment will terminate six months after the date notice is given, although Invesco can relieve Mr. Flanagan of his duties and put him on paid administrative leave at any time after notice is given. If Mr. Flanagan terminates employment due to a disability, his employment will terminate 30 days after notice is given.
     Payments upon Termination. Upon termination of employment for any reason, Mr. Flanagan will be entitled to the payment of any previously unpaid base salary through the date he ceases to perform services for Invesco and any other payments and benefits to which he is entitled under Invesco’s generally applicable plans, policies and practices (the “Existing Obligations”).
          Termination without Cause or for Good Reason. In addition to the payment of Existing Obligations, Mr. Flanagan will be entitled to the following if Invesco terminates his employment without

Cause or Mr. Flanagan terminates his employment for Good Reason: (i) the payment of any unpaid Annual Cash Bonus in respect of a previously completed fiscal year in an amount that is not less than the last Annual Cash Bonus that was paid to him or, if greater, $4,750,000 (a “Reference Bonus”), subject to certain limitations; (ii) a prorated Reference Bonus for the portion of the last year in which he actively performs services for Invesco (a “Prorated Bonus”), subject to certain limitations; (iii) monthly payments equal to the cost of COBRA coverage for Mr. Flanagan and his eligible family members during the applicable COBRA continuation period and the cost of similar medical coverage for up to 18 months after the end of the COBRA continuation period; and (iv) a severance payment (“Severance Payment”) equal to the sum of (a) his annual base salary, (b) the Reference Bonus and (c) the value of the most recently made annual equity grant (unless the value of the most recently made annual equity grant is less than 50% of the value of the previously made annual equity grant, in which case the value of the previously made annual equity grant will be used to determine the Severance Payment). Under his prior employment agreement with Invesco, Mr. Flanagan had been entitled to a Severance Payment equal to three times the sum of his base salary and annual cash bonus.
          Voluntary Termination without Good Reason. If Mr. Flanagan voluntarily terminates employment without Good Reason, he will be entitled to the Existing Obligations, a Reference Bonus if his Annual Cash Bonus for the most recently completed fiscal year has not already been paid and a prorated Reference Bonus for the portion of his final year of employment through his termination date, subject to certain limitations.
          Death or Disability. If Mr. Flanagan terminates employment due to death or disability, he is entitled to payment of the Existing Obligations and a Prorated Bonus.
     Change in Control. The occurrence of a change in control alone will not result in any payments under the Employment Agreement. If Mr. Flanagan terminates employment in connection with a change in control, however, and payments made under the Employment Agreement would be subject to the excise tax on excess parachute payments under section 4999 of the Code, payments due under the Employment Agreement will be reduced so that all payments made to Mr. Flanagan in connection with the change in control are less than the threshold that triggers the excise tax, if doing so would result in a greater net after-tax benefit to Mr. Flanagan than not doing so. Unlike Mr. Flanagan’s previous employment agreement, the new Employment Agreement does not provide for any “gross up” payments on excise taxes due under section 4999 of the Code.
     Nonsolicitation. The Employment Agreement prohibits Mr. Flanagan from soliciting the business relationships that he developed or acquired while working for Invesco for six months after his date of termination of employment. He is also prohibited from soliciting or hiring any Invesco employees during that time. Mr. Flanagan is permanently prohibited from disclosing any confidential information of Invesco.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.
By:	/s/ Kevin M. Carome
Kevin M. Carome
Senior Managing Director and General Counsel

Date: April 6, 2011